CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 19, 2012 with respect to the consolidated financial statements and schedule of American Realty Capital Properties, Inc., which is contained and incorporated by reference in this Registration Statement and Prospectus.  We consent to the use of the aforementioned report, and its incorporation by reference, in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts”.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

January 8, 2013